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Metris Receivables, Inc.                     Metris Master Trust                       Monthly Report
Certificateholder's Statement                Series 1997-2                                     Oct-98
Section 5.2                       Class A       Class B       Class C       Class D        Total
(i)   Certificate Amount       455,000,000.00101,500,000.00 98,000,000.00 45,500,000.00700,000,000.00
(ii)  Certificate Principal Dis          0.00          0.00          0.00                        0.00
(iii) Certificate Interest Dist  2,126,281.73    494,427.03    529,698.93                3,150,407.69
(iv) Principal Collections      21,875,517.73  4,879,923.19  4,711,649.97  2,178,315.25 33,645,406.14
(v)  Finance Charge Collections  9,970,927.36  2,224,283.83  2,147,584.37    992,723.88 15,335,519.43
       Recoveries                  147,275.76     32,853.82     31,720.93     14,727.58    226,578.10
       Principal Account Earnin          0.00          0.00          0.00          0.00          0.00
       Accum. Period Reserve Ac          0.00          0.00          0.00          0.00          0.00
       Pre-Funding Account Earn          0.00          0.00          0.00          0.00          0.00
         Total Finance Charge C 10,118,203.12  2,257,137.65  2,179,305.30  1,007,451.46 15,562,097.53
     Total Collections          31,993,720.85  7,137,060.84  6,890,955.27  3,185,766.71 49,207,503.67
(vi) Aggregate Amount of Principal Receivables                                         3,445,470,511.
       Invested Amount (End of 455,000,000.00101,500,000.00 98,000,000.00 45,500,000.00700,000,000.00
       Floating Allocation Perc   13.2057436%    2.9458966%    2.8443140%    1.3205744%   20.3165285%
       Fixed/Floating Allocatio     N/A           N/A           N/A           N/A          0.0000000%
       Invested Amount (Beginni455,000,000.00101,500,000.00 98,000,000.00 45,500,000.00700,000,000.00
       Average Daily Invested Amount                                                   699,816,360.68
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                   85.70%3,087,733,697.
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                 6.30%227,096,303.45
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                2.44% 87,814,785.90
       90 Days and Over (60+ Days Contractually Delinquent)                       5.56%200,335,800.96
     Total Receivables                                                          100.00%3,602,980,587.
(viii) Aggregate Investor Default Amount                                                 7,056,641.70
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)          11.87%
(ix)  Charge-Offs                        0.00          0.00          0.00                        0.00
(x)   Servicing Fee                                                                              0.00
(xi)  Pool Factor                   1.0000000     1.0000000     1.0000000
(xii) Unreimbursed Reallocated Principal Coll          0.00          0.00          0.00          0.00
(xiii) Excess Funding Account Balance                                                            0.00
         Pre-Funding Account Balance                                                             0.00
(xiv) Class C Reserve Amount                                                            17,500,000.00
         Class C Reserve Account Balance                                                17,500,000.00
(xv) Number of New Accounts Added to the Trust                                                243,445
(xvi) Average Net Portfolio Yield                                                            14.3102%
(xvii) Minimum Base Rate                                                                      7.5898%
(xviii) Principal Funding Account Balance                                                        0.00
(xix) Accumulation Shortfall                                                                N/A
(xx)  Scheduled Commencement date of the Accumulation Period                            October 2001
        Accumulation Period Length                                                          N/A
(xxi) Required Reserve Account Amount                                                       N/A
        Available Reserve Account Amount                                                    N/A
        Covered Amount                                                                      N/A
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